Exhibit 4(j)

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference this 4th day of April, 2007.

BETWEEN:

NUSTAR EXPLORATION, LLC, a limited liability corporation incorporated pursuant to the laws of the State of Arizona and having an office located at 3406 East Suncrest Court, Phoenix, Arizona, 85044;

(“NUSTAR")

AND:

MAX RESOURCE CORP. a company incorporated pursuant to the laws of the Province of Alberta and having a business office at 1400 - 400 Burrard Street, Vancouver, British Columbia, V6C 3G2;

(“MAX”)

WHEREAS:

A.

NUSTAR has beneficial right, title and interest in and to a total of 400 mineral claims prospective for uranium and located in Arizona (the “NUSTAR Claims”)

B.

MAX wishes to acquire the NUSTAR Claims, which NUSTAR has staked and registered in its name, and which are more particularly described in Schedule “A” attached hereto; and

C.

NUSTAR wishes to grant to MAX the sole and exclusive right to purchase a 100% registered beneficial right, title and interest in and to the NUSTAR Claims, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisions herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

REPRESENTATIONS AND WARRANTIES

1.1

NUSTAR represents and warrants to MAX that it is a company duly incorporated under the laws of the State of Utah and is a valid and subsisting company in good standing under the laws of the State of Utah.

1.2

MAX warrants and represents to NUSTAR that it is a body corporate, duly incorporated under the laws of the Province of Alberta with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

2.

RIGHT TO PURCHASE NUSTAR CLAIMS

2.1

NUSTAR hereby gives and grants to MAX the sole and exclusive right to purchase a l00% undivided registered beneficial right, title and interest in and to the NUSTAR Claims, subject to the royalty in favour of NUSTAR described in Section 10.1.

3.

PURCHASE PRICE FOR NUSTAR CLAIMS

3.1

MAX shall purchase from NUSTAR a 100% beneficial right, title and interest in and to the

NUSTAR Claims, by:

(a)

making a cash payment, due upon acceptance for filing of this Agreement with the TSX- Venture Exchange, to NUSTAR of US$120,000 (being US$300 per claim for the 400 NUSTAR Claims); and

(b)

by MAX issuing to NUSTAR 200,000 shares of MAX’s common stock  (the $120,000 and the 200,000 shares of MAX being, collectively, the “Purchase  Price”).

4.

CONDITION PRECEDENT

4.1

This Agreement is subject to its acceptance for filing with the TSX Venture Exchange.

5.

RIGHT TO ABANDON PROPERTY INTERESTS

5.1

Should MAX, in its sole discretion, determine that the NUSTAR Claims no longer warrant further exploration, development or production, then MAX will provide NUSTAR notice (the “Abandonment Notice”) of either its intention to cease all work, or the fact it has ceased work, other than required reclamation work, on the NUSTAR Claims.

5.2

Upon receipt of the Abandonment Notice, NUSTAR may provide MAX with a notice indicating that it wishes to have all rights and title to the NUSTAR Claims returned to it.  Upon receipt of this notice, MAX agrees that it shall undertake all reasonably necessary acts to return right and title to the NUSTAR Claims to NUSTAR and NUSTAR will not be liable to return any of the Purchase Price.

6.

TERMINATION OF RIGHT TO PURCHASE

6.1

The offer to MAX to purchase the NUSTAR Claims from NUSTAR will expire if the Purchase Price is not paid on or before June 30, 2007.

7.

ACQUISITION OF INTERESTS IN THE PROPERTY

7.1

The Property shall include, in addition to the NUSTAR Claims described in Schedule “A” attached hereto, any claims registered by MAX or by NUSTAR, their directors, officers, employees, agents and consultants which are contiguous to the NUSTAR Claims or within a one (1) mile radius of the NUSTAR Claims and shall further include any claims which are contiguous to the NUSTAR Claims or within a one (1) mile radius of the NUSTAR Claims which MAX or any of its directors, officers, employees, agents and consultants have an interest, including a pecuniary interest.

8.

RIGHT OF ENTRY

8.1

NUSTAR, its directors, officers, employees and agents, shall have, upon reasonable notice to MAX, the right to enter upon the NUSTAR Claims and to review all of MAX’s exploration and development work and have access to the NUSTAR Claims at its own expense until such time as commercial production commences on the NUSTAR Claims.

9.

ROYALTY

9.1

On the date MAX commences commercial production on the NUSTAR Claims, NUSTAR shall be entitled to receive and MAX shall pay to NUSTAR a gross royalty of 4% (the “Royalty”) of sales revenue from commercial production of uranium from the NUSTAR Claims.

9.2

For each breccia pipe identified on the NUSTAR Claims that goes into commercial production (a “Producing Pipe”), MAX shall have the right to purchase 3% of the 4% Royalty on commercial production from that Producing Pipe by payment to NUSTAR of $1,000,000.  Purchasing part of the Royalty on one Producing Pipe does not reduce the 4% Royalty payable on another breccia pipe should that breccia pipe become a Producing Pipe as well.

10.

FURTHER ASSURANCES

10.1

The parties hereto agree to do or cause to be done all acts or things reasonably necessary to implement and carry into effect the provisions and intent of this Agreement.

11.

ENTIRE AGREEMENT

11.1

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

12.

NOTICE

12.1

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of NUSTAR addressed to them as follows:

NUSTAR Exploration, LLC.

3406 East Suncrest Court

Phoenix, Arizona, 85044

Attention: Mr. Tom Howell

and in the case of MAX addressed as follows:

MAX Resource, Inc.

1400 – 400 Burrard Street

Vancouver, British Columbia

V6C 3G2

Attention: Mr. Stuart Rogers

and any notice given shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

12.2

Either party hereto may from time to time by notice in writing change its address for the purpose of this paragraph.

13.

RELATIONSHIP OF PARTIES

13.1

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party hereto a partner, joint venture partner, agent or legal representative of the other party.

13.2

In the event that MAX contracts with NUSTAR to provide geological consulting services or to make exploration expenditures on the NUSTAR Claims, that contractual relationship shall not, except to the extent specifically authorized under that contract, be deemed to constitute either party a partner, joint venture partner, agent or legal representative of the other party.

14.

TIME OF ESSENCE

14.1

Time shall be of the essence of this Agreement.

15.

CURRENCY

15.1

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

16.

APPLICABLE LAW

16.1

Except as applies to the mineral claims laws of the State of Arizona, this Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto agree to attorn to the courts thereof.

17.

ARBITRATION

17.1

In the event of a dispute between the parties regarding any provision of this Agreement, the parties hereto agree to submit the dispute to binding arbitration under the terms of the Commercial Arbitration Act of the revised statutes of the Province of British Columbia [R.S.B.C. 1996 Chapter 55] or its successor.

18.

ENUREMENT

18.1

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

19.

ASSIGNMENT

19.1

MAX shall have the right to sell, transfer, joint venture, hypothecate or assign, in whole or in part (collectively, a “Transfer”) any rights it has to the NUSTAR Claims provided that any person to whom it makes a Transfer agrees to be bound by the terms of this Agreement as concerns the Royalty payable to NUSTAR hereunder.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

NUSTAR EXPLORATION, LLC

Per: /s/Thomas Howell

____________________________

Authorized Signatory

MAX RESOURCE CORP.

Per: /s/Stuart Rogers

____________________________

Authorized Signatory

SCHEDULE "A"

THE NUSTAR (“ANT”) CLAIMS

The Claims are located in Arizona in Mohave County and are currently known as the “ANT Claims ”.